UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2010, Lighting Science Group Corporation (the “Company”) entered into a Stock Purchase, Exchange and Recapitalization Agreement (the “Purchase Agreement”) with Pegasus Partners IV, L.P. (“Pegasus”), LSGC Holdings LLC (“Holdings”) and LED Holdings, LLC (“LED”). Pursuant to the Purchase Agreement, Holdings purchased $25 million of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Pegasus and LED agreed to participate in a recapitalization of the Company (the “Recapitalization”). In conjunction with the Recapitalization, the Company also entered into that certain Stock Exchange and Warrant Exercise Agreement, dated as of September 30, 2010, with Govi Rao (the “Rao Agreement”), pursuant to which Govi Rao agreed to exchange all 11,764 shares of his Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), for Common Stock and exercise all 176,739 of his warrants to purchase shares of Common Stock issued in conjunction with the Series C Preferred Stock (“Series C Warrants”) on a cashless basis. More detail concerning the Purchase Agreement, the Rao Agreement and the Recapitalization is provided below.

Holdings and LED are controlled by Pegasus. Assuming no other changes to the Company’s capital structure, Pegasus, Holdings and LED, collectively, will hold approximately 79.9% of the Common Stock, on a fully diluted basis, and will beneficially own approximately 90.6% of the Common Stock (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following (i) the Recapitalization, (ii) the issuance of Common Stock to Govi Rao, and (iii) the resulting anti-dilution adjustments to those certain warrants to purchase shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated March 9, 2007 (the “PIPE Warrants”).

Common Stock Purchase

Pursuant to the Purchase Agreement, Holdings purchased 12,500,000 shares of Common Stock at a price per share of $1.60, for an aggregate purchase price of $20 million. Holdings also received an option to purchase up to an additional 3,125,000 shares of Common Stock at a price per share of $1.60, which it exercised in full on October 5, 2010. In total, the Company issued 15,625,000 shares of Common Stock to Holdings for an aggregate purchase price of $25 million (the “Common Stock Purchase”).

Holdings obtained $4 million of the funds used in the Common Stock Purchase from investors not associated with Pegasus, including Simon Property Group, Inc. (“Simon”). In connection with the Common Stock Purchase, Holdings entered into a commercial agreement with Simon pursuant to which the Company is a named third-party beneficiary. The commercial agreement provides, among other things, that the Company would be a preferred supplier of lighting products to properties owned by Simon and Simon would utilize the Company’s products when the economic and performance attributes of such products are compelling. Simon also agreed to engage in certain other promotional activities related to the Company’s products.

Conversion and Exercise

Pursuant to the Purchase Agreement and the Rao Agreement, the Company exchanged all of its outstanding Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), Series C Preferred Stock, Series E Non-Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and warrants to purchase shares of Common Stock issued in conjunction with the Series E Preferred Stock (“Series E Warrants”) for 32,612,249 shares of Common Stock. Pursuant to such agreements, the holders of all of the Series C Warrants exercised such warrants, in accordance with their terms, on a cashless basis for 1,937,420 shares of Common Stock.

Amendment to the Series D Preferred Stock and Warrants

The Board of Directors of the Company approved, and recommended to the stockholders for approval, a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) that will amend the Certificate of Designation (the “Series D Certificate”) concerning the Company’s Series D Non-Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), to provide for the automatic conversion of all shares of Series D Preferred Stock into Common Stock upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Pegasus, as holder of the majority of the Series D Preferred Stock, and, together with LED, the majority holders of the voting power of the Company, approved the Certificate of Amendment. The Company expects to file the Certificate of Amendment approximately 20 days after it mails an information statement concerning the Certificate of Amendment to stockholders. After the Certificate of Amendment is effective, holders of Series D Preferred Stock will receive, based upon the date of issuance of their Series D Preferred Stock, approximately 0.64 to 0.66 shares of Common Stock for each share of Series D Preferred Stock they hold.

In connection with the amendment of the Series D Certificate, the Company agreed to take all necessary action to enable the holders of the warrants to purchase shares of Common Stock issued in conjunction with the Series D Preferred Stock (the “Series D Warrants”) to obtain adjustments of approximately $0.04 to $0.10 (depending on the date of issuance) to the exercise price of each Series D Warrant, an amount corresponding to such holders accrued Exercise Price Accrual (as defined in the Series D Certificate). The Company also agreed to credit an account for the benefit of each Series D Warrant holder, as of the date of the Purchase Agreement, in an amount equal to the total unaccrued Annual Dividend (as defined in the Series D Certificate) of each share of Series D Preferred Stock that would have accrued following the date of the Purchase Agreement through the eighth anniversary of the issuance of the Series D Preferred Stock (the “Accrual Credit”). Each Series D Warrant holder will receive an Accrual Credit for each share of Common Stock into which each Series D Warrant is exercisable. The Accrual Credit may only be used to fund the payment of the exercise price of all or a portion of such holder’s Series D Warrants upon the earlier of: (i) the passage of eight years from the date of issuance of each Series D Warrant or (ii) a Liquidation Event of the Company (as defined in the Series D Certificate). The Accrual Credit will remain credited to the account of each Series D Warrant holder until used or until the date that such warrants are no longer exercisable in accordance with the terms of the Series D Warrants.

After application of the Accrual Credit, the remaining exercise price of each Series D Warrant, following a change of control or the eighth anniversary of their issuance, would be between $1.02 to $1.05 per share of Common Stock, depending upon the date of issuance of the related shares of Series D Preferred Stock (except in the case of the Series D Warrants of Koninklijke Philips Electronics N.V., whose effective exercise price would decrease to approximately $7.05 per share of Common Stock).

Anti-Dilution and Waivers

As a result of the Common Stock Purchase, the exercise price of the PIPE Warrants adjusted, pursuant to the terms of such warrants, from $6.00 to $1.60 per share of Common Stock. The number of shares of Common Stock into which such warrants are exercisable also adjusted, pursuant to the terms of such warrants, from 842,742 to 3,160,281 shares.

Pursuant to the Purchase Agreement and in accordance with the terms of the Series D Warrants, Pegasus, as holder of the Series D Warrants representing the right to purchase a majority of the shares of Common Stock underlying the Series D Warrants, waived, on behalf of itself and all other holders of Series D Warrants, the Company’s compliance on behalf of itself and all other holders of Series D Warrants with certain anti-dilution rights contained in the Series D Warrants. Pegasus also agreed to permanently waive such compliance immediately following the effectiveness of the Certificate of Amendment. Pegasus also waived the Company’s compliance with certain anti-dilution rights contained in the Series C Warrants and Series E Warrants with respect to the transactions related to the Common Stock Purchase and Recapitalization.

BMO Line of Credit

As previously disclosed, the Company has a line of credit with the Bank of Montreal (“BMO”), and, for a fee, Pegasus guaranteed the Company’s borrowing thereunder. As of September 30, 2010, the Company had no outstanding balance on the BMO line of credit. Pursuant to the Purchase Agreement, the Company agreed to use commercially reasonable efforts to permanently terminate, as soon as reasonably practical, the BMO line of credit and Guaranty Agreement dated as of July 25, 2008, as amended, between Pegasus and BMO. Accordingly, the Company terminated the BMO line of credit, and caused the Guaranty Agreement to be terminated, on October 4, 2010.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding the Company’s supply of products to Simon and ability to effect the conversion of the Series D Preferred Stock into Common Stock and file an information statement with the Securities and Exchange Commission concerning such transaction using terminology such as “expects,” “should,” “would,” “could,” “intend,” “plan,” “anticipate,” “believe,” and “potential.” Such statements reflect the current view of Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs.

Item 1.02	Termination of a Material Definitive Agreement

As discussed in Item 1.01, pursuant to its obligations under the Purchase Agreement, on October 4, 2010, the Company terminated the BMO line of credit.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the BMO line of credit is incorporated by reference into this Item 1.02.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

As discussed in Item 1.01 of this Current Report on Form 8-K, on September 30, 2010, the Company issued to Holdings 12,500,000 shares of Common Stock and an option exercisable at a price of $1.60 per share to purchase 3,125,000 shares of Common Stock for an aggregate purchase price of $20 million. Holdings exercised the option in full on October 5, 2010, and the Company issued Holdings an additional 3,125,000 shares of Common Stock for an aggregate of $5 million. The option was exercisable at any time prior to the earlier of December 31, 2010 and closing of a revolving credit facility that would provide the Company with at least $15,000,000 of total borrowing capacity. In addition, on September 30, 2010, Pegasus and Govi Rao exercised their 3,605,316 and 176,739 Series C Warrants on a cashless basis pursuant to the terms of the Series C Warrants for 1,846,882 and 90,538 shares of Common Stock, respectively. Such shares of Common Stock, the option to purchase Common Stock, the shares underlying the option and the shares underlying the Series C Warrants were each exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration for transactions not involving a public offering provided by Section 4(2) of the Securities Act and the safe harbors for sales provided by Regulation D promulgated thereunder.

On September 30, 2010, the Company also exchanged all of its outstanding Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, and Series E Warrants for 32,612,249 shares of Common Stock. Such issuance of Common Stock in exchange for preferred stock of the Company and warrants to purchase Common Stock was exempt from registration under the Securities Act pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning such sales is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

As discussed in Item 1.01 of this Current Report on Form 8-K, Pegasus, as holder of the Series D Warrants representing the right to purchase a majority of the shares of Common Stock underlying the Series D Warrants, waived certain anti-dilution adjustments for all holders of Series D Warrants.

Pursuant to the Purchase Agreement, the Company agreed to take all necessary action to enable the Series D Warrant holders to obtain adjustments, based upon the date of issuance of each related share of Series D Preferred Stock, of approximately $0.04 to $0.10 to the exercise price of each warrant. The Company also agreed to amend all of the Series D Warrants to provide that, after application of the Accrual Credit, the remaining exercise price of each Series D Warrant would be between $1.02 to $1.05 per share of Common Stock, depending upon the date of issuance of the related shares of Series D Preferred Stock (except in the case of the Series D Warrants of Koninklijke Philips Electronics N.V., whose remaining exercise price would be approximately $7.05 per share of Common Stock).

The information contained in Item 1.01 of this Current Report on Form 8-K concerning such modifications is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

As discussed in Item 1.01 of this Current Report on Form 8-K, as of September 30, 2010, Pegasus, as the majority holder of the Series D Preferred Stock and, Pegasus and LED, as the majority holders of the voting power of the Company, approved the Certificate of Amendment by written consent. Pursuant to the Series D Certificate, the Company was required to obtain the consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock prior to any alteration, modification or amendment of the terms of the Series D Preferred Stock.

Such written consent represented the approval, on an as-converted basis, of 30,903,454 of the 44,307,045 outstanding voting securities of the Company and 60,758,777 of the 67,260,295 outstanding shares of Series D Preferred Stock.

The information contained in Items 1.01 and 3.03 of this Current Report on Form 8-K concerning such vote is incorporated by reference into this Item 5.07.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On October 6, 2010, the Company issued a press release announcing the Common Stock Purchase and Recapitalization. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: October 6, 2010	By:	/s/ GREGORY T. KAISER
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Stock Purchase, Exchange and Recapitalization Agreement, dated as of September 30, 2010, by and among Lighting Science Group Corporation and Pegasus Partners IV, L.P., LSGC Holdings LLC, and LED Holdings, LLC.

99.1	Press release.